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                                                                   Exhibit 10.62

                            SECOND AMENDMENT TO THE
                       AMGEN SUPPLEMENTAL RETIREMENT PLAN
               AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1999

          The Amgen Supplemental Retirement Plan as amended and restated effective November 1, 1999 (the "Plan") is hereby amended, effective January 1, 2002, as follows:

1.   Article I shall be amended and restated in its entirety as follows:

     The Amgen Supplemental Retirement Plan (the "Plan") was established by Amgne Inc. (the "Company") effective as of January 1, 1993, was amended and restated effective January 1, 1998, and was amended and restated again effective November 1, 1999. The purpose of this Plan is to provide benefits to employees of the Company and certain of its affiliates and subsidiaries whose Matching Contributions and Nonelective Contributions are limited under the Amgen Inc. Retirement and Savings Plan (the "Retirement Plan"), whether because of statutory limitations or because of employee deferrals to the Amgen Nonqualified Deferred Compensation Plan (the "NQDC"). The Company intends that the Plan will aid in retaining and attracting employees of exceptional ability by providing them with these benefits.

2.   Section 2.7 shall be amended and restated in its entirety as follows:

     2.7 Compensation has the same meaning as such term has under the Retirement
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     Plan, except that, for purposes of this Plan, Compensation is not limited by the Salary Cap, includes amounts that are deferred into the NQDC, but does not include any foreign assignment differential, that is, an amount paid to you to compensate for costs unique to an overseas assignment.

3. A new Section 2.14 shall be added and all Sections under Article 2 are hereby renumbered accordingly, and any references to any Sections under
     Article 2 in the Plan are hereby amended to refer to the Sections as renumbered hereunder:

     2.14 NQDC means the Amgen Nonqualified Deferred Compensation Plan.
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4.   Section 3.1 shall be amended and restated in its entirety as follows:

     3.1 Eligibility.  You are eligible to elect to receive credits in your
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     Account as provided in Section 4.2 of the Plan during the time you are a
     Regular Full-Time Employee and either your Compensation for the relevant calendar year is in excess of the Salary Cap, or you elect to make a deferral into the NQDC.

5.   Section 4.2 shall be amended and restated in its entirety as follows:

     4.2 Credits.  The Company will credit your Account with your share of
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     Matching Credits and Core Credits.

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          (a)  Core Credits. The amount of Core Credits to be credited to your
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               account will be determined by calculating first what you would have received as a nonelective contribution under the Retirement Plan as if the Salary Cap were not in effect, and as if you had not deferred any amounts under the NQDC, less the amount of nonelective contributions that were actually contributed on your behalf to the Retirement Plan.

          (b)  Matching Credits. The amount of Matching Credits to be credited
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               to your account will be the amount of matching contributions that would have been made on your behalf under the Retirement Plan had the Salary Cap not been in effect, and had you not deferred any amounts under the NQDC, based on your Deferral Commitment in effect at the time your Compensation reaches the Salary Cap for the year (provided that you can demonstrate to the Company that you have set aside for investment an amount equal to the amount you were prevented from deferring because of the Salary Cap), less the amount of matching contributions that were actually contributed on your behalf to the Retirement Plan.

To record this Second Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 1st day of February,
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2002.


                                   AMGEN INC.


                                   By:    /s/ Brian M. McNamee
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                                   Title: Senior Vice President, Human Resources
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